CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Wellington Global Multi-Strategy Fund of our report dated December 16, 2024, relating to the consolidated financial statements of Wellington Global Multi-Strategy Fund, which appears in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA

December 16, 2024